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                                                                    EXHIBIT 10.9
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                               SERVICES CONTRACT

                      PARTICULAR CONDITIONS FOR SERVICES

BUSINESS ADDRESS
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BETWEEN THE UNDERSIGNED
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S.A. Centre de services de La Grande Arche
registered capital 250 000 Francs
whose registered office is at MONTPELLIER 34000,
Le Stratege--1095 rue Henri Becquerel
Listed In the Montpellier Commercial and Companies Register
under number:  B 383 619 228
represented by:  RACHEL ELIOT
referred to hereafter as `BURO Club'

AND

Company:                   VERISITY DESIGN

Registered                 EURL - 8 000 Euros

Registered office          BC La Grande Arche
                           92044 Pans La Defense

Represented by:            Matthew John MORLEY

referred to hereafter as `The Client'

THE FOLLOWING HAS BEEN AGREED:

ARTICLE 1- OBJECT
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Conforming to the law n(degrees) 84-1149 of December 1984 and to the decree of application n(degrees) 85 - 1280 of December 1985, the BURO Club consents to the client, who accepts, the right to domicile at BURO Club Vendome. BURO Club puts at the clients disposal, which he accepts: - A commercial and fiscal address for determination of his head office at the following address:

                  BC La Grande Arche--92044 PARIS LA DEFENSE

- A reception and forwarding of mail service, according to the consumption rate in effect, as well as the permanent use of the telex and fax (the consumption of which will be invoiced according to the consumption rate in effect). The client has the possibility to collect his is mail during the opening hours of the centre.

- The right to avail of an office for a meeting, on condition of an advanced request to BURO Club and following the hourly fee of the disposal in effect.

- Free rental of an office for half a day per month, subject to availiblilty and which is not cumulable.

ARTICLE 2 - DURATION OF THE AGREEMENT
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The present contract is concluded for a period of four months and twenty 11 days, starting from the 20th of May. At the end of this period, the present contract will be renewed tacitly for a trimester, unless one of the parties states otherwise. Such a decision shall be notified by registered letter with acknowledgement of receipt one month before the expiry date of the contract.

ARTICLE 3 - PRICE
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The price of the service is fixed at 500 Francs before tax per month. This amount is payable in advance every trimester, it corresponds to the availibility of services proposed, it does not include consummables (of which the tarif is in appendix 3), which will be invoiced seperately at the end of each month, and is payable on receipt of the invoice.

It will be revised every year on the anniversary of the contract on the basis of the fee in effect.
For all these prices the VAT in effect will be added.

ARTICLE 4 - ADVANCE AND DEPOSIT GUARANTEE
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Before availing of the services, the client must put down:
- A guarantee deposit of 1000 Francs is required.

The client will be reimbursed in case of termination of the contract, according to articles 11 and 12 of the general service conditions (appendix 1) which have been given to the client and of which he declares perfect knowledge.

ARTICLE 5 - OBLIGATIONS
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BURO Club expressly declares to abide by the decree n(degrees) 85-1280 of the
5/th/ of December 1985, in providing:

- Premises allowing for regular meetings of the direction and administration of the company.

- These premises will be invoiced according to the usage and the fee in effect.

- Installation of necessary services for the up-keep, conservation, and the consultation of registers and documents stipulated by law.

at the disposition of the administration at the address of the domiciliation.

- the necessary information for the tribunal registrar, regarding the expiring of the contract or in case of the termination or cessation of the domiciliation.

- Reception and forwarding of mall, according to the consumption rate in effect, in the quickest time as allowed by the general condition of services.

The customer declares himself obliged to:

- Regular payment of the services offered by BURO Club

- Effective and exclusive use of the address offered as headquarters of the company.

- Provide BURO Club with an affidavit indicating the place where the accountancy is located and where all the invoices concerned are as well as his engagement to put at the disposition of the administration of the address of the domiciliation (appendix 4).

- Inform BURO Club of any modification concerning the legal form , object , name and address of the of the people with the power to commit, by communicating an extract KBIS to date.

- Provide BURO Club with a mandate, who accepts any modification in the name of the company.

ARTICLE 6 - PROXY
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The Client awards, by the present, the power of proxy to BURO CLUB for the latter to be able to receive all of his mail and any notifications. The Client must also comply with PTT regulations by drawing up an official proxy with the services concerned.

ARTICLE 7:  DEPOSIT LIABILITY
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If the signatory (depositor) is a legal person, his representant shall stand as guarantor and is liable with regards to all the undertakings made by the legal person in the present agreement.

The Client preceded by "Personal and third-party deposit accorded for all undertakings made."

ARTICLE 8 - TERMINATION
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The present contract can be terminated by one or other of the parties conforming to the disposals anticipated in article 9 "NON PERFORMANCE" of the general service conditions (Appendix 1).

ARTICLE 9 - ACCEPTANCE CLAUSE
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The client expressly declares to consent to the present contract having full knowledge of the general service conditions referenced CGS-ABC0298 (appendix 1) and of the interior regulations RI-ABC0298 (appendix 2) which he has duly signed. These documents have been given to him today by BURO Club. The client therein compels himself to these documents without dispute.

ARTICLE 10- ORDER OF DOCUMENTS
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The client recognises that an example of the present contract was personally given to him, as well as the following appendices:

Appendix 1:  General service conditions of the BURO Club Organisation (CGS -
             ABC0298).
Appendix 2: Interior regulations of the BURO Club Organisation (RI- ABC0298). Appendix 3: General Tarifs
Appendix 4:  Accounting certificate.

Done at Paris in two copies, 11th of May 1999

The Client                                         BURO CLUB
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/s/ Avishai Silvershatz                    /s/ Mathew Morley